UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2009

TEAMSTAFF, INC.
 (Exact name of registrant as specified in its charter)

NEW JERSEY	0-18492	22-1899798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Executive Drive, Suite 130 Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 523-9897

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On December 28, 2009, TeamStaff, Inc. (the “Registrant”) and TeamStaff Rx, Inc. (“TeamStaff Rx”), its wholly-owned subsidiary, entered into a definitive Asset Purchase Agreement, dated as of December 28, 2009 (the “Asset Purchase Agreement”) with Advantage RN, LLC, an Ohio limited liability company (“Advantage RN”), that provides for the sale of substantially all of the assets of TeamStaff Rx related to TeamStaff Rx’s business of providing travel nurse and allied healthcare professionals for temporary assignments (the “Business”) to Advantage RN (the “Purchased Assets”). The closing is scheduled for January 4, 2010. Effective with the sale, TeamStaff no longer will be in the Business but it will continue to be engaged in the business of providing staffing to government service organizations through its TeamStaff Government Solutions, Inc. subsidiary.
The Asset Purchase Agreement provides that the Purchased Assets will be acquired by Advantage RN, LLC for a purchase price of up to $425,000 (“Purchase Price”), of which (i) $350,000 in cash will be payable at the closing, and (ii) $75,000 will be subject to an escrowed holdback (the “Holdback”) under certain terms and conditions as described in the Asset Purchase Agreement. The Holdback consists of (i) $50,000 that will be held back subject to the number of travel nurses and allied healthcare professionals associated with and working in the Business on a full-time basis for the week ending January 24, 2010, and (ii) $25,000 that will be held back until appropriate releases have been obtained from certain third parties by TeamStaff Rx and no encumbrances on the Purchased Assets remain outstanding.
Under the terms of the Asset Purchase Agreement, Advantage RN will not assume any debts, obligations or liabilities of TeamStaff Rx nor will it purchase any accounts receivable outstanding as of the closing date.
Following the closing, Advantage RN will have the right to use, through February 28, 2011, the premises located in Clearwater, Florida that is currently used by TeamStaff Rx for its principal executive offices of the Business. In connection with such use, Advantage RN will make rent subsidy payments to TeamStaff Rx (“Rent Subsidy”) totaling $125,000, consisting of (i) $25,000 payable at the closing, and (ii) an additional $100,000 payable in 10 equal monthly installments of $10,000 payable on the first day of each calendar month beginning on March 1, 2010 until December 1, 2010.
The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed (without exhibits thereto) herewith as Exhibit 2.1, and incorporated herein by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
The Registrant is currently unable in good faith to make a determination of an estimate of the amount or range of amounts expected to be incurred in connection with the sale of substantially all of the assets of TeamStaff Rx, both with respect to each major type of cost associated with the foregoing and with respect to the total cost of the foregoing, or an estimate of the amount or range of amounts that will result in future cash expenditures.
To the extent required by applicable rules, the Company will file one or more amendments to this Current Report on Form 8-K as estimates of related costs and charges are finalized.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit 2.1	Asset Purchase Agreement, dated as of December 28, 2009, by and among Advantage RN, LLC, TeamStaff, Inc. and TeamStaff Rx, Inc.

Exhibit 99.1	Press Release dated December 29, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TEAMSTAFF, INC.

By: /s/ Cheryl Presuto
Name: Cheryl Presuto
Title: Chief Financial Officer
Date: December 30, 2009
EXHIBIT INDEX

Exhibit
Number	Description
2.1	Asset Purchase Agreement, dated as of December 28, 2009, by and among Advantage RN, LLC, TeamStaff, Inc. and TeamStaff Rx, Inc.

99.1	Press Release dated December 29, 2009

3